Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Acuren Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
	Newly Registered Securities
Fees previously paid	Equity	Common Stock, par value $0.0001 per share	457(f)(2)	124,171,215	(3)	$10.249	(4)	$1,274,373,112.54		$0.00015310		$195,106.52
Fees to be Paid	Equity	Warrants to purchase Common Stock	457(f)(1)	18,246,876		—	(5)	—	(5)	—	(5)	—	(5)
Fees to be Paid	Equity	Common Stock underlying Warrants	457(g),(i)	4,566,219		$11.58	(6)	$52,876,816.02		$0.00015310		$8,095.44
Fees to be Paid	Equity	Series A Preferred Stock	457(i)	1,000,000		—	(5)	—	(5)	—	(5)	—	(5)

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—		—		—
Total Offering Amounts												$203,201.96
Total Fees Previously Paid												$214,727.16	(7)
Total Fee Offsets												—
Net Fee Due												$0.00

(1)	Shortly after the effectiveness of this registration statement, Acuren Corporation (formerly known as Admiral Acquisition Limited) (the “Registrant”) intends to effect a discontinuance under Section 184 of the BVI Business Companies Act, 2004 (as amended) and a domestication under Section 388 of the General Corporation Law of the State of Delaware, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Delaware, United States of America. All securities being registered will be issued by the Registrant after such domestication, as the continuing entity following the domestication.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock which may be offered and issued by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	The shares to be registered include (1) 121,476,215 shares of common stock issuable upon the domestication in exchange for the Registrant’s outstanding ordinary shares, (2) 1,000,000 shares of common stock issuable upon conversion of the Registrant’s outstanding Series A Preferred Stock subsequent to the domestication, and (3) 1,695,000 shares of common stock issuable upon exercise or settlement of the Registrant’s options and restricted stock units subsequent to the domestication.

(4)	Pursuant to Rule 457(f)(2) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price per share is based on the aggregate book value of the securities of the Registrant as of June 30, 2024 ($564,722,000) and the shares outstanding and reserved for issuance as of June 30, 2024 (55,100,000).

(5)	Pursuant to Rule 457(g), Rule 457(i) and the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, no separate registration fee is required for the warrants and Series A Preferred Stock. The registration fee with respect to the warrants and Series A Preferred Stock has been allocated to the underlying shares of common stock issuable upon exercise of such warrants and conversion of such Series A Preferred Stock and the registration fee for such shares of common stock is calculated in footnote (4) and (6).

(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) and 457(i) of the Securities Act and represents the sum of (i) the average ($0.08) of the high ($0.08) and low ($0.08) prices of the warrants on the London Stock Exchange (“LSE”) on July 30, 2024, which is the date such warrants were suspended from trading on the LSE and (ii) the exercise price of $11.50 per ordinary share issuable upon exercise of such warrant.

(7)	The Registrant’s Amendment No. 1 to this Registration Statement decreased the total amount of Common Stock being registered from 136,252,434 to 128,737,434. Since the total amount registered decreased, the Registrant does not need to pay additional registration fees and is re-filing this Exhibit 107 solely to reflect the decrease in the amount of Common Stock being registered in this Registration Statement.